EXHIBIT 99.1

Royalty Management Holding Corporation Reports First Quarter 2024 Financial Results and Provides Business Outlook

Company reports profitable first quarter of 2024 highlighting its low-cost, low-overhead operating model

Company reports a 160% year-over-year increase in revenue and a 149% year-over-year increase in net income

Company is well positioned to continue growing its platform of assets and quarterly revenue growth, given clean balance sheet and unique investment opportunities

May 28, 2024 | Source: Royalty Management Holding Corporation

FISHERS, INDIANA / ACCESSWIRE / May 28, 2024 / Royalty Management Holding Corporation (Nasdaq: RMCO) (“Royalty Management” or the “Company”), an innovative royalty company building shareholder value by acquiring and developing high value assets in a variety of resource-driven and emerging technology industries is pleased to announced today its financial results for the first quarter of 2024.

Thomas Sauve, Chief Executive Officer of the Company, commented, “We are excited to release our first 2024 first quarterly financial results and to share our business update with our investors as we continue a strong start to the 2024 year with a focus on value creation events and opportunistic growth. Post completion of the merger with American Acquisition Opportunity Inc,, we’ve looked to focus on the highest value contributors of the business while also establishing a low-cost, low-overhead business model. Our team is motivated by the equity value of the Company and aligned with our shareholders on maximizing this value, as opposed to being simply “hired guns” with salaries.  With that in mind, we couldn’t be more excited how we are positioned to continue to grow the business given our clean balance sheet and strong asset base.  We are pleased with our first quarter and the second quarter is tracking growth compared to first quarter in both revenues and cash flow.”

Key Highlights

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Communicated updated production and revenue guidance of its portfolio company, Ferrox Holdings’ Tivani mining project containing deposits of Titanium, Iron and Vanadium from which it has commenced production. Upon completion of Ferrox’s investment into its crushing and concentration plant, the company anticipates it will be able to increase production and sales to approximately 50,000 tons of run-of-mine ores per year in 2025 and approximately $8 million in annualized revenue, continuing to expand thereafter as the company continues its investment into the deposit and production.

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Renewed its gold status membership in Texas Tech University’s Center for Advancing Sustainable and Distributed Fertilizer Production, or ‘CASFER’ organization. As a gold member of CASFER, RMC has access to the technologies and intellectual property developed out of CASFER, in particular the innovative and novel technologies to produce, capture, and recycle nitrogen-based fertilizers from farming activities. Opportunities for Royalty Management to participate in the emerging technologies and patents from CASFER are already occurring, with more Company updates on these opportunities in the near future.

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Announced that its environmental services business, under the wholly-owned subsidiary, RMC Environmental Services LLC, recorded record monthly revenue of slightly under $1.0 million run rate revenue for the month of March, equating to a positive cash flow run rate equivalent for all of Royalty Management Holding Corporation.

•	Engaged CM3 Advisory as the Company’s independent registered public accounting firm.

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Announced that the Company’s Board of Directors voted unanimously to institute a stock repurchase program of Royalty Management Holding Corporation’s Class A Common Shares for up to $2.0 million over the next 24 months of which the Company has already commenced the buy-back of stock prior to the start of the current “black out” period.

Mr. Sauve continued, “Looking forward to the remainder of 2024, our belief in, and excitement over, the opportunities we have in front of us continues to reach an all-time high. Our current platform of assets are well positioned to generate attractive cash flow and long-term value for the Company and its shareholders alike. RMC Environmental Services continues to operate efficiently and covers the majority of our overall corporate expenses, let alone our other active and cash-flowing investments and projects we are developing towards that goal resulting in bottom line income. Over the next six months we anticipate additional revenue streams to expand from our portfolio and generate free cash flow which will position us well for an exciting 2025.”

Select Financial Results for First Quarter 2024

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For the first quarter of 2024, Royalty Management reported net income of $135,180, or $0.01 per share, as compared with a net income loss of $274,345, or a loss of $0.38 per share, in the prior year period.

•	Total revenues were $162,100 for the first quarter of 2024 compared to revenues of $62,292 during the first quarter of 2023.

•	Total assets were $13,709,149 as of the end of the first quarter of 2024, an increase from $13,610,731 compared to total assets as of the first quarter 2023.

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Total liabilities were $3,603,779 as of the end of the first quarter of 2024, a decrease from $3,990,542 compared to total assets as of the first quarter 2023, resulting in total stockholders’ equity of $10,105,370 as of the end of first quarter 2024.

•	2024 expenses are trending significantly lower than 2023, which were predominantly related to the one-time merger expenses associated with American Acquisition Opportunity.

Select Portfolio Holdings

Royalty Management has put together an exciting portfolio of royalty assets which support growing or transitioning industries and to generate near-future royalty and income streams. Some of RMCO’s portfolio holdings include:

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RMC Environmental Service LLC – A wholly-owned, environmental service business line of RMCO that supports residential, municipal and commercial development in and around Hamilton County, Indiana. The company recently announced record revenue for the month of March 2024 which currently covers the majority of all of the parent company’s expenses.

Ferrox Holdings Ltd. - A majority owner of the Tivani Project; ilmenite, iron, vanadium and phosphate project which is in an advance development stage. It is located in the long-term mining region of the Limpopo Province in South Africa. Ferrox is the holding company for several South African subsidiaries and is focus is on developing mineral resources in Sub Saharan Africa.

TR Mining – A high quality, Jamaica-based diversified mineral project with a focus on iron ore, titanium and vanadium with an initial estimated deposit of 212,925,000 tons of raw feedstock with an estimated 106,462,500 tons of ore body, based on an average of 50% magnetic material. The project is part of a Special Exclusive Prospecting License (or “SEPL”) that covers an area of approximately 25 permitted square kilometers. TR Mining is 51% owned by American Carbon Corporation and 49% owned by TR Mining & Equipment Limited, where RMC owns a royalty interest from the sale of produced product from the operation.

Advanced Magnet Lab, Inc. (AML) - AML is a recognized leader in the development of innovative magnet technologies and magnet-based applications. Today, AML is executing on multiple product development programs including magnet materials and PM-Wire™ based motors and generators for industrial, aerospace and defense. This includes projects funded by large industry, U.S. Department of Energy and U.S. Department of Defense. RMCO has an ownership interest in AML through its participation in their Series A round of capital raising.

Center for Advancing Sustainable and Distributed Fertilizer Production (CASFER) - CASFER vision is to enable resilient and sustainable food production by developing next generation, modular, distributed, and efficient technology for capturing, recycling, and producing decarbonized nitrogen-based fertilizers (NBFs). CASFER brings together a diverse leadership and the convergence of a multidisciplinary team drawn from Texas Tech University, Florida A&M University, Georgia Institute of Technology, Case Western Reserve University, and Massachusetts Institute of Technology. RMCO is a gold member of CASFER providing commercial technology rights into one of the fastest growing markets of fertilizer recycling.

Heart Water, Inc. - Heart Water offers artisan alkaline rainwater with the aim of saving the depleting water resources. Heart Water is a cloud-harvested, nature-purified, and micro-filtered process, this is the purest alkaline water on the planet. The company has a unique process that utilizes ultraviolet light technology, multi-stage purification, and ozone oxidation, ensuring the naturally purest water available. RMCO owns an equity stake in Heart Water and will collect a royalty interest from each bottle of water that is sold from the facilities constructed by RMC’s investment.

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ROYALTY MANAGEMENT HOLDING CORPORATION

STATEMENTS OF OPERATIONS (Unaudited)

	For the three months ended 3/31/2024	For the three months ended 3/31/2023

Environmental Services	136,020	35,100
Fee Income	3,580	9,692
Rental Income	22,500	22,500
TOTAL REVENUE	162,100	67,292

Cost of Revenue	(67,660)	(60,001)
Total Cost of Revenue	(67,660)	(60,001)

GROSS PROFIT	94,440	7,291

Amortization Expense Intangibles	(18,807)	(18,807)
General and Administrative	(73,144)	(99,346)
Professional Fees	(5,694)	(43,556)
Total Operating Expenses	(97,645)	(161,709)

NET LOSS FROM OPERATIONS	(3,205)	(154,418)

OTHER INCOME (EXPENSE)
Interest Income	35,377	100,673
Gain on Warrant Fair Value Adjustment	161,155	-
Interest Expense	(58,147)	(220,601)
Total Other Income (Expense)	138,385	(119,928)

NET INCOME (LOSS)	135,180	(274,345)

Weighted average shares outstanding, basic and diluted	14,402,263	726,938
Basic and diluted net income per ordinary share	$0.01	$(0.38)

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ROYALTY MANAGEMENT HOLDING CORPORATION

BALANCE SHEET (Unaudited)

ASSETS
	March 31,	December 31,
	2024	2023

CURRENT ASSETS
Cash	$124,823	$195,486
Accounts Receivable	137,583	70,323
Prepaid Insurance	30,159	-
Interest Receivable	439,763	404,548
Fee Income Receivable	195,357	176,777
Total Current Assets	927,685	847,134

Investments in Corporations and LLCs	10,112,852	10,112,852
Convertible Notes Receivable	1,415,000	1,400,000
Notes Receivable	120,000	100,000
Intangible Assets, Net	501,453	520,259
Restricted Cash	186,825	176,800
Operating Lease Right-Of-Use Assets	445,335	453,686
Total Non-Current Assets	12,781,465	12,763,597
TOTAL ASSETS	$13,709,149	$13,610,731

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts Payable – Related Party	$381,243	$381,243
Accounts Payable	94,752	96,071
Current Portion of Operating Lease Liabilities, Net	34,777	33,923
Current Portion of Notes Payable	489,000	-
Accrued Expenses	357,146	834,267
Total Current Liabilities	1,356,918	1,345,504

Notes Payable – Related Party, Net	-	1,681,755
Operating Lease Liabilities, Net	409,641	418,662
Notes Payable	1,723,755	270,000
Fair Value Liability of Public Warrants	113,465	157,584
Fair Value Liability of Private Warrants	-	117,036
Total Non-Current Liabilities	2,246,861	2,645,037
TOTAL LIABILITIES	3,603,779	3,990,541

STOCKHOLDERS’ EQUITY

Preferred Stock: $0.0001 par value; 10,000,000 shares authorized, 0 shares issued and outstanding for March 31, 2024 and December 31, 2023	-	-

Common Stock: $0.0001 par value; 100,000,000 shares authorized, 14,504,095 and 14,270,761 shares issued and outstanding for March 31, 2024 and December 31, 2023, respectively	1,450	1,427

Additional Paid-In Capital	8,576,249	8,226,273

Retained Earnings	1,527,670	1,392,490

Total Stockholders’ Equity	10,105,369	9,620,190

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,709,149	$13,610,731

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ROYALTY MANAGEMENT HOLDING CORPORATION

STATEMENTS OF CASH FLOWS (Unaudited)

	For the three months ending March 31,	For the three months ending March 31,
Cash flows from Operating Activities:	2024	2023

Net Income (Loss)	$135,180	$(710,809)
Adjustments to Reconcile Net Income (Loss) to Net Cash Used in Operations
Amortization of Debt Discount	-	115,445
Amortization Expense of Right of Use Assets	184	(1,814)
Amortization of Intangibles	75,227	18,807
Issuance of Common Shares for Service	-	5,000
Fair Value Adjustment of Public Warrants	(44,119)	47,214
Fair Value Adjustment of Private Warrants	(117,036)	27,308

Changes in Operating Assets and Liabilities:
Accounts Receivable	(67,260)	39,470
Prepaid Insurance	(30,159)	100,049
Deposits	-	(37,461)
Interest Receivable	(35,215)	(102,378)
Fee Income Receivable	(18,580)	(69,692)
Accounts Payable – Related Party	-	164,947
Accounts Payable	(1,319)	127,946
Accrued Expenses	(477,122)	47,774
Net Cash Used in Operating Activities	(580,218)	(228,195)

Cash Flows from Investing Activities
Withdrawal of Cash in Trust Account	-	2,152,346
Withdrawal from Corporations and LLCs	-	3,096
Investments in Convertible Notes Receivable	(15,000)	(100,000)
Investments in Notes Receivable	(20,000)	(100,000)
Purchases of Intangible Assets	(56,420)	145,000
Net Cash Provided by (Used in) Investing Activities	(91,420)	2,100,442

Cash Flows from Financing Activities:
Return of Investment Trust Proceeds, Net Underwriting Fees Paid	-	(2,188,640)
Shares Issued in Purchase of Debt	350,000	-
Proceeds from Notes Payable	261,000	-
Payment on Notes Payable	-	(6,000)
Net Cash Provided (Used in) Financing Activities	611,000	(2,194,640)

Net Change in Cash	(60,639)	(322,393)
Cash – Beginning of Period	372,286	687,166
Cash – Ending of Period	$311,648	$364,773

Supplemental Information
Acquisition of Right of Use Assets for Lease Obligations	-	305,380
Reclassification of Debt from Related to Non-Related Party	1,681,755	-
Cash Paid for Interest	-	-
Cash Paid for Taxes	-	-

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About Royalty Management Holding Corporation

Royalty Management Holding Corporation (NASDAQ: RMCO) is a royalty company building shareholder value to benefit both its shareholders and communities by acquiring and developing high value assets in sustainable market environments. The business model focuses on acquiring and structuring cashflow and revenue streams around assets that can support the communities by monetizing the current existing cash flow streams while identifying transitionary cash flow from the assets for the future. For more information visit www.royaltymgmtcorp.com.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those that will be set forth in the “Risk Factors” section of the Company’s registration statement and proxy statement/prospectus to be filed with the SEC. Copies will be available on the SEC’s website, www.sec.gov. The information contained in this release is as of the date first set forth above.  The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

RedChip Companies Inc.

Robert Foley

1-800-RED-CHIP (733-2447)

Info@redchip.com

Company Contact:

Thomas Sauve

Chief Executive Officer

(317) 855-9926

SOURCE: Royalty Management Holding Corporation

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